EXHIBIT 99

Private Securities Litigation Reform Act of 1995
Safe Harbor Compliance Statement for Forward-Looking Statements

     In passing the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Congress encouraged public companies to make “forward-looking statements"(i) by creating a safe-harbor to protect companies from securities law liability in connection with forward-looking statements. Swift Transportation Co., Inc. (“Swift”) intends to qualify both its written and oral forward-looking statements for protection under the PSLRA.

     To qualify oral forward-looking statements for protection under the PSLRA, a readily available written document must identify important factors that could cause actual results to differ materially from those in the forward-looking statements. Swift provides the following information in connection with its continuing effort to qualify forward-looking statements for the safe harbor protection of the PSLRA.

     As to Swift’s business and financial performance generally, important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the following: (i) excess capacity in the trucking industry; (ii) significant increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees and insurance premiums, to the extent not offset by increases in freight rates or fuel surcharges; (iii) difficulty in attracting and retaining qualified drivers and owner operators, especially in light of the current shortage of qualified drivers and owner operators; (iv) recessionary economic cycles and downturns in customers’ business cycles, particularly in market segments and industries (such as retail and manufacturing) in which Swift has a significant concentration of customers; (v) seasonal factors such as harsh weather conditions that increase operating costs; (vi) increases in driver compensation to the extent not offset by increases in freight rates; (vii) the inability of Swift to continue to secure acceptable financing arrangements; (viii) the ability of Swift to continue to identify acquisition candidates that will result in successful combinations; (ix) an unanticipated increase in the number of claims for which Swift is self insured; (x) a significant reduction in or termination of Swift’s trucking services by a key customer; (xi) the loss of key executives; (xii) new or more comprehensive regulations with respect to fuel emissions, hours in service, or ergonomics; (xiii) a spill or other accident involving hazardous substances; (xiv) the depressed market for used equipment, particularly tractors; (xv) the possibility that Swift may not realize the expected benefits of its litigation settlement with an insurance carrier; (xvi) our rating assigned by the Federal Motor Carrier Safety Division, which was recently proposed as “conditional,” (xvii) the impact of the Department of Transportation’s recently adopted regulations concerning the maximum number of hours of service that commercial truck drivers may operate and (xviii) the impact of ongoing governmental investigations and reviews involving Swift.

     Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements. In addition, Swift undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.

     A discussion of these and other factors that could cause Swift’s results to differ materially from those described in the forward-looking statements can be found in the most recent Annual Report on Form 10-K of Swift, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

(i)	“Forward-looking statements” can be identified by use of words such as “expect,” “believe,” “estimate,” “project,” “forecast,” “anticipate,” “plan,” and similar expressions.